As filed with the Securities and Exchange Commission on September 30, 2002
                                                        File No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                               95-4847818
----------------------------------                       -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

      155 Verdin Road, Greenville, South Carolina               29607
      ------------------------------------------------------------------
      (Address of Principal Executive Office)                (Zip Code)


      Independent Contractor/Consulting Agreement dated August 27, 2002 by and between the Registrant and Warren J. Soloski
      --------------------------------------------------------------------
                            (Full title of the plan)

    Corporate Creations Network, Inc., 2530 Channin Dr., Wilmington, DE 19810
    -------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (800) 672-9110
                                 --------------
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ---------------------- ---------------------- ----------------------
     Title of Each                                     Proposed               Proposed
        Class of                                        Maximum                Maximum
       Securities                Amount                Offering               Aggregate              Amount Of
         To Be                    To Be                  Price                Offering             Registration
       Registered              Registered              Per Unit                 Price                   Fee
------------------------- ---------------------- ---------------------- ---------------------- ----------------------

      Common Stock               54,098                $0.32 (1)             $17,311.36                $1.60
      $.001 par value

------------------------- ---------------------- ---------------------- ---------------------- ----------------------

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c)&(h) under the Securities Act of 1933 as amended. The calculation of the registration fee is based upon a per share price of $0.32 which was the average of the high ($0.33) and low ($0.31) sales prices of the Registrant's common stock on September 25, 2002 as reported on the Over-the-Counter Electronic Bulletin Board.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not included in this Registration Statement but provided or to be provided to the Consultant pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

            Not included in this Registration Statement but provided or to be provided to the Plans' participants pursuant to Rule 428(b) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (Commission file number 000-26943);

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

     (c) The description of the Company's common stock, par value $.001 per share, contained in the Company's Registration Statement on Form 10SB filed with the Commission on August 4, 1999.

ITEM 4.  DESCRIPTION OF SECURITIES

         No description of the class of securities (i.e., the $.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Mr. Soloski, whose firm is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of the consulting agreement. All shares issued pursuant to this Registration Statement are being issued by the Company to Mr. Soloski.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 10 of the Company's Certificate of Incorporation,  as  amended,
Article VII of the Company's Bylaws and Section 145 of the Delaware General Corporate Law all provide for indemnification by the Company of its officers and directors and permit the Company to maintain insurance to protect its officers and directors against fines, liabilities, costs and expenses. The Company does not currently have any such insurance. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

(a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

     EX. NO.      TITLE

     4.1.1        Restated   Certificate  of   Incorporation   of  the  Company:
                  Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10SB of the Company filed with the Commission on August 4, 1999 (Commission File No. 000-26943) (the "Form 10SB").

     4.1.2 Certificate of Ownership and Merger of Wholly-Owned Subsidiary Pursuant to Section 253 of the Delaware General Corporate Law dated June 18, 2002 (providing for merger of American Sports Development Group, Inc., a Delaware corporation, with and into American Inflatables, Inc., a Delaware corporation, with American Inflatables, Inc. as the surviving corporation but with the name "American Sports Development Group, Inc.").

     4.2          Bylaws of the Company:  Incorporated  by  reference to Exhibit
                  3.2 to the Form SB10.

     5.1          Opinion of Warren J. Soloski, Esq.

     23.1         Consent of Warren J. Soloski, Esq.

     23.2 Consent of Merdinger, Fruchter, Rosen & Company, P. C., certified public accountants.

     99.1 Independent Contractor/Consulting Agreement dated August 27, 2002 by and between the Company and Warren J. Soloski.

ITEM 9.  UNDERTAKINGS

None required.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Greenville, South Carolina on the __th day of September, 2002



                        AMERICAN SPORTS DEVELOPMENT GROUP, INC..
                                 (Registrant)

                        By:  /s/ William R. Fairbanks
                        -----------------------------------------
                        William R. Fairbanks, President



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes William R. Fairbanks and Douglas Brown, or any of them as attorney's-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated

         Signatures                                  Title                              Date


/s/ William R. Fairbanks                             President                          September 30, 2002
------------------------------------                 Director
William R. Fairbanks

/s/ Douglas L. Brown                                 Secretary, Treasurer               September 30, 2002
------------------------------------                 Director
Douglas Brown



                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

EX. NO.       DESCRIPTION
--------------------------------------------------------------------------------

4.1.1 Restated Certificate of Incorporation of the Company: Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10SB of the Company filed with the Commission on August 4, 1999 (Commission File No. 000-26943) (the "Form 10SB").

4.1.2 Certificate of Ownership and Merger of Wholly-Owned Subsidiary Pursuant to Section 253 of the Delaware General Corporate Law dated June 18, 2002 (providing for merger of American Sports Development Group, Inc., a Delaware corporation, with and into American Inflatables, Inc., a Delaware corporation, with American Inflatables, Inc. as the surviving corporation but with the name "American Sports Development Group, Inc.").

4.2 Bylaws of the Company: Incorporated by reference to Exhibit 3.2 to the Form SB10.

5.1           Opinion of Warren J. Soloski, Esq.

23.1          Consent of Warren J. Soloski, Esq.

23.2 Consent of Merdinger, Fruchter, Rosen & Company, P. C., certified public accountants.

99.1 Independent Contractor/Consulting Agreement dated August 27, 2002 by and between the Company and Warren J. Soloski.









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